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                                                                     EXHIBIT 8.1
                                                                     -----------
                            [LETTERHEAD OF GARVEY,
                               SCHUBERT & BARER]

May 8, 2001

Data Dimensions, Inc.
3535 Factoria Boulevard, S.E.
Sterling Plaza, 3rd Floor
Bellevue, WA 98006

     RE:  Acquisition By Lionbridge Technologies, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Data Dimensions, Inc., a Delaware corporation ("DDI"), in connection with the preparation and execution of the Agreement and Plan of Reorganization dated as of March 8, 2001, as amended on March 16, 2001 (the "Merger Agreement") by and among DDI, Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge"), and Diamond Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lionbridge ("Merger Subsidiary"). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into DDI (the "Merger"), and DDI will become a wholly-owned subsidiary of Lionbridge. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Merger Agreement.

     You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed the Merger Agreement, the Registration Statement on Form S-4 (Registration Number 333-58564) filed by Lionbridge with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on April 9, 2001, as amended, (which contains a prospectus and proxy statement of DDI and Lionbridge) (the "Registration Statement"), in connection with the registration under the Securities Act of shares of Lionbridge's common stock to be issued to the stockholders of DDI upon consummation of the Merger, and such other documents as we have deemed necessary or appropriate. Further, we have, with your permission, relied upon (without any independent investigation), and assumed as correct at all relevant times,
(i) the statements, covenants, representations and warranties contained in the Merger Agreement (including Exhibits), and (ii) the representation letters from Lionbridge, Merger Subsidiary, and DDI (the "Tax Representation Letters"). We have also assumed (without independent investigation) the following:

     1. The authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof;

     2. The performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provision thereof;
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Data Dimensions, Inc.
May 8, 2001
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     3.   The accuracy of any representation or statement "to the best knowledge" or similarly qualified without such qualification; and

     4.   The reporting of the Merger as a reorganization, within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by DDI and Lionbridge in their respective federal income tax returns.

     Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Registration Statement and the Tax Representation Letters are true and correct as of the effective time of the Merger, then for federal income tax purposes we are of the opinion that:

     (i)  The Merger will qualify as a reorganization within the meaning of
          Section 368(a) of the Code; and

     (ii) Each of Lionbridge, Merger Subsidiary and DDI will be a party to the reorganization within the meaning of Section 368(b) of the Code.

     This opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement under the captions "LEGAL MATTERS" and "Important United States Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit

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Data Dimensions, Inc.
May 8, 2001
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that we are in the category of persons whose consent is required under Section 7 of the Securities Act nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

Very truly yours,

/s/ GARVEY, SCHUBERT & BARER
GARVEY, SCHUBERT & BARER